Exhibit 99.1

AMENDMENT NO. 1 TO

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, Potomac Capital Partners II, L.P., a Delaware limited partnership (the “Partnership”), Potomac Capital Management II, L.L.C., a Delaware limited liability company, Potomac Capital Partners III, L.P., a Delaware limited partnership, Potomac Capital Management III, L.L.C., a Delaware limited liability company, Potomac Capital Partners L.P., a Delaware limited partnership, Potomac Capital Management, L.L.C., a New York limited liability company, Paul J. Solit, Eric Singer, Martin Colombatto, Steve Domenik, Mark Schwartz and Artthur Swift entered into a Joint Filing and Solicitation Agreement on March 6, 2013 (the “Agreement”); and

WHEREAS, each of Mark Schwartz and Arthur Swift now wishes to be removed as a party to the Agreement.

NOW, IT IS AGREED, this 7th day of November 2013 by the parties hereto:

1.           Each of Mark Schwartz and Arthur Swift is hereby removed as a party to the Agreement and his respective obligations under the Agreement are hereby terminated.

2.           Each of the remaining parties to the Agreement shall continue to be bound by the terms of the Agreement, the terms of which are incorporated herein and made a part hereof.

3.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the day and year first above written.

POTOMAC CAPITAL PARTNERS II, L.P.

By:	Potomac Capital Management II, L.L.C.
General Partner

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Co-Managing Member

POTOMAC CAPITAL MANAGEMENT II, L.L.C.

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Co-Managing Member

POTOMAC CAPITAL PARTNERS III, L.P.

By:	Potomac Capital Management III, L.L.C.
General Partner

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Co-Managing Member

POTOMAC CAPITAL MANAGEMENT III, L.L.C.

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Co-Managing Member

POTOMAC CAPITAL PARTNERS L.P.

By:	Potomac Capital Management, L.L.C.
General Partner

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Managing Member

POTOMAC CAPITAL MANAGEMENT, L.L.C.

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Managing Member

/s/ Paul J. Solit
PAUL J. SOLIT Individually and as Attorney-In-Fact for Martin Colombatto and Steve Domenik

/s/ Eric Singer
ERIC SINGER